EXHIBIT 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the amended quarterly report of Bovie Medical Corporation (the “Company”) on Form 10-QSB/A of the period ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof, I, Andrew Makrides, President and Chairman of the Board of the Company, certify, pursuant to 18 USC & 1350 as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002: (1) the amended quarterly report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the amended quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 17, 2005

/s/ Andrew Makrides
President, Chief
Executive Officer, Chairman
of the Board and Director

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.